                                                                     EXHIBIT 3.3

             FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          MAY 27 1994
CHERYL A. LAU SECRETARY OF STATE


/s/ Cheryl A. Lau

No.        8145-94
   ---------------------




                           ARTICLES OF INCORPORATION

                                       OF

                               S. F. NEVADA, INC.
                              a Nevada Corporation


         KNOW ALL MEN BY THESE PRESENTS:

         The undersigned incorporator has this day associated himself into a corporation under and by virtue of the laws of the State of Nevada, and for the purposes therein set forth as provided in Chapter 78 of Nevada Revised Statutes, and hereby certifies:

                                    ARTICLE I

                                      NAME

         The name of the Corporation is:

                               S. F. NEVADA, INC.



                                   ARTICLE II

                       NAME AND LOCATION OF RESIDENT AGENT

         The name and address of its Resident Agent is Robert C. Anderson, 245 East Liberty Street, Third Floor, Reno, Nevada 89501.

         The Corporation may maintain offices at such places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of Directors and shareholders may be held outside the State of Nevada with the same effect as if in the State of Nevada.


                                  ARTICLE III

                                     PURPOSE

         The nature of the business or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada. The

Corporation shall possess and exercise all the powers and privileges granted by the laws of the State of Nevada, by any other law or by these Articles of Incorporation, together with any powers incidental thereto as far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the purposes of the Corporation.


                                   ARTICLE IV

                                  CAPITAL STOCK

         1. Authorized Number and Classes of Stock. The total number of shares which the Corporation shall have authority to issue is 11,000,000 shares of capital stock as follows:


         10,000,000 shares of Common Stock, par value $.001 per share; and

         1,000,000 shares of Preferred Stock, par value $.01 per share


         2. Common Stock.

            The powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions with respect thereto, of the shares of Common Stock are set forth below.

            a. Dividends. The holders of outstanding shares of Common Stock shall be entitled to share equally and ratably with all other holders of shares of Common Stock then outstanding in any dividends or distributions declared on outstanding shares of Common Stock, when, as and if any such dividends or distributions are declared by the Corporation's Board of Directors from funds legally available therefor.

            b. Liquidation. etc. The holders of outstanding shares of Common Stock shall be entitled to share equally and ratably with all other holders of Common Stock then outstanding in the assets of the Corporation to be distributed among the holders of shares of the Common Stock upon any liquidation or winding up of the Corporation, whether voluntary or involuntary.

            c. Voting Rights. Each holder of Common Stock shall be entitled to vote for the election and removal of the directors of the Corporation and on all other matters on which stockholders are entitled to vote under the laws of the State of Nevada and shall have one (1) vote for each share of Common Stock held of record.


         3. Preferred Stock. Shares of Preferred Stock may be issued in one or more series as the Board of Directors may determine. Authority is hereby expressly vested in the Board of Directors to fix from time to time, by resolution or resolutions providing for the issue of any series of Preferred Stock, the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including the following:

            a. The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors authorizing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

            b. The dividend rate or rates, if any, on the shares of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to any dividends, the terms and conditions upon which any dividends shall be payable, whether and upon what conditions any such dividends shall be cumulative and, if cumulative, the date or dates from which any dividends shall accumulate;

            c. Whether or not the shares of such series shall be redeemable, the price or prices, limitations and restrictions, and any other terms and conditions with respect to such redemptions;

            d. The rights to which the holders of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation;

            e. Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

            f. Whether or not the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

            g. The voting powers, if any, of the shares of such series; and whether or not and under what conditions the shares of such series shall be entitled to vote separately as a single class for the election of one or more additional directors of the corporation in case of dividend arrearage or other specified events, or upon other matters; and

            h. Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors, or any Executive Committee thereof, may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation.


Shares of Preferred Stock which are redeemed or converted, or which are issued and reacquired in any manner and retired, shall be retired and restored to the status of authorized and unissued Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution of the Board of Directors creating such series.


                                    ARTICLE V

                             NO ASSESSMENT OF STOCK

         The capital stock of this Corporation, when issued and delivered, shall be conclusively deemed to have been paid for in full, and the capital stock of the Corporation shall not be subject to assessment to pay for the debts of the Corporation, or for any other reason, after the subscription price has been paid.


                                   ARTICLE VI

                                    DIRECTORS

         The members of the governing board of the Corporation shall be styled "Directors" and the first Board of the Corporation shall be SIX (6) in number.

         The number of Directors shall not be reduced to less than ONE (1), and may, at any time or times, be increased to a number not to exceed FIFTEEN (15) or decreased by a duly adopted amendment to the Articles of Incorporation or in such manner as shall be provided in the Bylaws of the Corporation or by an amendment to the Bylaws of the Corporation duly adopted by either the Board of Directors or the shareholders.

         The names and residence or business addresses of the first Board of Directors are as follows:




                      NAME                               ADDRESS


            Virgil H. Jurgensmeyer               J & M Farms, Inc.
                                                 Route 2, Box 15
                                                 Miami, Oklahoma 74354



            Gilbert H. Lamphere                  Noel Group, Inc.
                                                 667 Madison Ave.
                                                 New York, New York 10021



            Richard F. Lazzarini, Jr.            Quincy Corporation
                                                 Route 4, Box 245
                                                 Quincy, Florida 32351



            Donald T. Pascal                     Noel Group, Inc.
                                                 667 Madison Ave.
                                                 New York, New York 10021



            Samuel F. Pryor, IV                  Noel Group, Inc.
                                                 667 Madison Ave.
                                                 New York, New York 10021



            Dennis C. Zensen                     Quincy Corporation
                                                 Route 4, Box 245
                                                 Quincy, Florida 32351


                                   ARTICLE VII

                  LIMITATION OF DIRECTOR AND OFFICER LIABILITY

         No Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of their fiduciary duty as a Director or officer;

provided, however, that this Article VII shall not eliminate or limit the liability of a Director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) authorizing the unlawful payment of distributions in violation of Nevada Revised Statutes
Section 78.300.


                                  ARTICLE VIII

                                  INCORPORATORS

         The name and residence or business address of the incorporator and subscriber to these Articles of Incorporation is as follows:


               NAME                           ADDRESS

               Blayne L. Asher, Jr.           245 E. Liberty Street, Third Floor
                                              Reno, Nevada 89501


                                   ARTICLE IX

                         PROPERTY OF SHAREHOLDERS EXEMPT

         The private property of the shareholders of the Corporation shall be, and hereby is, made forever exempt from liability for debts or obligations of the Corporation.

                                    ARTICLE X

                                    DURATION

         The duration of this Corporation shall be perpetual.


                                   ARTICLE XI

                                    AMENDMENT

         The Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the law of the State of Nevada, and all rights herein conferred upon stockholders, Directors and officers are subject to this reserved power.

                                   ARTICLE XII

                                 REORGANIZATION

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of the class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.


                                  ARTICLE XIII

                                 INDEMNIFICATION

         Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a Director, officer or employee of the Corporation or of any Corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against all expenses and other amounts for which indemnification may be made under law. The indemnification provided for herein shall be made at the times, in the manner and to the extent provided by law.

                                   ARTICLE XIV

                   INAPPLICABILITY OF CONTROLLING INTEREST AND
                  BUSINESS COMBINATION PROVISIONS OF NEVADA LAW

         The provisions of Sections 78.378 to 78.3793 and 78.411 to 78.444, all inclusive, of Nevada Revised Statutes shall not apply to the Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of May, 1994.


                                             /s/ Blayne L. Asher, Jr.
                                             ----------------------------------
                                             Blayne L. Asher, Jr.







STATE OF NEVADA              )
                             )ss.
COUNTY OF WASHOE             )


         On this 27th day of May, 1994, before me a Notary Public duly commissioned and sworn, personally appeared Blayne L. Asher, Jr., personally known (or proved) to me to be the person whose name is subscribed to the within instrument and who acknowledged to me that he has read the foregoing Articles of Incorporation, knows the contents thereof and executed the same freely and voluntarily for the intents and purposes therein mentioned.



                                      /s/ Victoria L. Allen
                                      --------------------------------
                                      NOTARY PUBLIC


                                                VICTORIA L. ALLEN
                           [SEAL]         NOTARY PUBLIC - STATE OF NEVADA
                                       Appointment Recorded in Storey County
                                        MY APPOINTMENT EXPIRES AUG. 24, 1997

             FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          MAY 27 1994
CHERYL A. LAU SECRETARY OF STATE


/s/ Cheryl A. Lau

No.        8145-94
   ---------------------


                            CERTIFICATE OF ACCEPTANCE

                        OF APPOINTMENT OF RESIDENT AGENT


         I, ROBERT C. ANDERSON, hereby certify that on the 27th day of May, 1994, I accepted the appointment as Resident Agent of S. F. NEVADA, INC. in accordance with Nevada Revised Statutes Chapter 78, Sections 78.030 and 78.090.



         Furthermore, that the registered office in this State is located at 245 East Liberty Street, Third Floor, Reno, Nevada 89501.



         IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of May, 1994.



                                                  /s/ Robert C. Anderson
                                                  -----------------------------
                                                  Robert C. Anderson